Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS SECOND QUARTER 2022 RESULTS

AND INCREASES FULL YEAR 2022 FINANCIAL GUIDANCE

Boca Raton, Fla. – August 2, 2022 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the second quarter and first six months of 2022 and increased its financial guidance for the full year 2022.

Second Quarter 2022 Highlights

•	Total revenues of $588.2 million

•	Net Income Attributable to GEO of $53.7 million, or $0.37 per diluted share

•	Adjusted Net Income of $0.42 per diluted share

•	Adjusted EBITDA of $132.3 million

•	Adjusted Funds From Operations (“AFFO”) of $0.69 per diluted share

For the second quarter 2022, we reported net income attributable to GEO of $53.7 million, compared to net income attributable to GEO of $42.0 million for the second quarter 2021. We reported total revenues for the second quarter 2022 of $588.2 million compared to $565.4 million for the second quarter 2021. Excluding unusual and/or nonrecurring items, we reported adjusted net income for the second quarter 2022 of $51.0 million, or $0.42 per diluted share, compared to $50.0 million, or $0.41 per diluted share, for the second quarter 2021.

We reported second quarter 2022 Adjusted EBITDA of $132.3 million, compared to $118.4 million for the second quarter 2021. We reported second quarter 2022 AFFO of $84.2 million, or $0.69 per diluted share, compared to $85.5 million, or $0.71 per diluted share, for the second quarter 2021.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with our continued strong operational and financial performance. Our diversified business units have delivered robust results over the last two years, which has allowed us to reduce our net recourse debt by approximately $375 million since the beginning of 2020, significantly deleveraging our balance sheet. To complement our efforts to reduce net recourse debt, we are pleased to have recently announced several proposed transactions to comprehensively address the substantial majority of our outstanding debt maturities in 2023, 2024 and 2026.

We believe that addressing our upcoming debt maturities through the successful completion of these proposed transactions is in the best interests of all of our stakeholders and offers the best path forward for the future of our Company. We intend to use most of our free cash flows going forward to continue to significantly deleverage our balance sheet for the foreseeable future, and we are optimistic that the successful completion of these proposed transactions, along with our continued focus on debt reduction, will have the potential to unlock additional equity value for our shareholders.”

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

First Six Months 2022 Highlights

•	Total revenues of $1.14 billion

•	Net Income Attributable to GEO of $91.9 million, or $0.63 per diluted share

•	Adjusted Net Income of $0.73 per diluted share

•	Adjusted EBITDA of $257.5 million

•	AFFO of $1.33 per diluted share

For the first six months of 2022, we reported net income attributable to GEO of $91.9 million, compared to net income attributable to GEO of $92.5 million for the first six months of 2021. We reported total revenues for the first six months of 2022 of $1.14 billion compared to $1.14 billion for the first six months of 2021. Excluding unusual and/or nonrecurring items, we reported adjusted net income for the first six months of 2022 of $89.2 million, or $0.73 per diluted share, compared to $88.3 million, or $0.73 per diluted share, for the first six months of 2021.

We reported Adjusted EBITDA of $257.5 million for the first six months of 2022, compared to $226.9 million for the first six months of 2021. We reported AFFO of $162.2 million, or $1.33 per diluted share, for the first six months of 2022, compared to $163.5 million, or $1.36 per diluted share, for the first six months of 2021.

Balance Sheet and Liquidity

As of the quarter ended on June 30, 2022, we had approximately $587.9 million in cash and cash equivalents on our balance sheet. Accounting for our cash on hand, we have approximately $2.0 billion in net recourse debt outstanding, not including non-recourse debt, finance lease obligations, or the mortgage loan on our corporate headquarters.

We continue to focus on reducing net recourse debt. Since the beginning of 2020, we have reduced net recourse debt by approximately $375 million, including approximately $130 million in the first half of 2022. We also continue to evaluate the potential sale of company-owned assets and businesses. Over the last two years, we have completed sales transactions involving facility assets, business segment contracts, and land, totaling approximately $70 million in proceeds.

On July 19, 2022, we announced a series of proposed transactions (the “Proposed Transactions”) with certain of our secured and unsecured creditors which will, if completed, comprehensively address the substantial majority of our outstanding debt scheduled to mature in 2023, 2024 and 2026. A key component of the Proposed Transactions is an offer to exchange any and all of GEO’s 5.125% Senior Notes due 2023 and 5.875% Senior Notes due 2024 for newly issued 10.500% Senior Second Lien Secured Notes due 2028 and, if elected, cash (the “Exchange Offers”). The Proposed Transactions are conditioned upon receipt of certain creditor participation and consents and are expected to close in 30 to 90 days, subject to potential review by the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement relating to the Exchange Offers (described in greater detail below) and customary closing conditions.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

For additional information on the mechanics of the Exchange Offers and related consent solicitations, please refer to the Registration Statement on Form S-4 filed by GEO with the SEC on July 19, 2022 (the “Registration Statement”), including the preliminary prospectus that forms a part of the Registration Statement (the “Prospectus”). The Exchange Offers and consent solicitations described in the Registration Statement are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus. The information in this news release is qualified by reference to the Registration Statement and the Prospectus. This news release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful. Copies of the Registration Statement may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers and related consent solicitations. Requests for documentation and questions regarding procedures for participating in the Exchange Offers and the related consent solicitations can be directed to D.F. King & Co., Inc. at (800) 290-6428 (for information U.S. Toll-free), (212) 269-5550 (information for brokers) or geo@dfking.com (email).

The Proposed Transactions will stagger our debt maturities between 2023 and 2028, significantly reducing the total recourse debt that is due between 2023 and 2024 from approximately $2 billion to approximately $600 million, based on creditor support as of July 18, 2022, and minimum participation requirements. To the extent final participation in the Proposed Transactions exceeds the minimum participation requirements, the remaining 2023 and 2024 debt maturities could be less than $600 million. The staggering of our debt maturities over a longer period of time will allow us to continue to allocate our excess cash flow towards further reducing our net recourse debt. Based on our current projections, we expect to reduce our net recourse debt by a total of approximately $200 million in 2022, ending the year at under $2 billion in net recourse debt and total net leverage of approximately 3.8 times.

Assuming consistent financial performance across our business units, over the next two years, we would expect to be able to reduce net recourse debt by at least $200 million to $250 million annually. Based on this level of debt reduction, our goal would be to decrease net leverage to below 3.5 times by the end of 2023 and to below 3 times by the end of 2024.

We believe that the Proposed Transactions will place GEO in a materially stronger financial position going forward by reducing the risks that our near-term debt maturities pose to our ability to refinance our debt in the ordinary course on satisfactory terms, pursue future quality growth opportunities, and enhance long-term shareholder value. Based on our historical and expected cash flows and assuming reasonable future access to the capital markets on satisfactory terms, we believe we will be able to address the new staggered debt maturities in the ordinary course of business.

Upon completion of the Proposed Transactions and based on current commitments and minimum participation requirements, we expect our interest expense to increase by approximately $27 million to $30 million, pre-tax, in 2022, and by an additional $37 million to $41 million, pre-tax, in 2023.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2022 Financial Guidance

Despite the expected increase in our interest expense, due to our continued strong financial performance, we have increased our financial guidance for the full year 2022 and have issued guidance for the third and fourth quarters of 2022. We expect full year 2022 Net Income Attributable to GEO to be between $158 million and $166 million on annual revenues of approximately $2.35 billion. Adjusting for unusual and/or nonrecurring items, we expect full year 2022 Adjusted Net Income to be in a range of $1.28 to $1.34 per diluted share. We expect full year 2022 AFFO to be in a range of $2.40 to $2.46 per diluted share and full year 2022 Adjusted EBITDA to be in a range of $515 million to $530 million.

For the third quarter of 2022, we expect Net Income Attributable to GEO to be between $39 million and $42 million on quarterly revenues of $603 million to $608 million. We expect third quarter 2022 AFFO to be between $0.55 and $0.57 per diluted share and third quarter 2022 Adjusted EBITDA to be between $131 million and $138 million.

For the fourth quarter of 2022, we expect Net Income Attributable to GEO to be between $27 million and $32 million on quarterly revenues of $600 million to $605 million. We expect fourth quarter 2022 AFFO to be between $0.52 and $0.56 per diluted share and fourth quarter 2022 Adjusted EBITDA to be between $127 million and $135 million.

Our updated 2022 guidance reflects the expected increase in our interest expense and the previously expected non-renewal of our contract with the Federal Bureau of Prisons for the company-owned, 1,800-bed North Lake Correctional Facility in Michigan, effective September 30, 2022, which generated annualized revenues of approximately $38 million.

We expect our effective tax rate for the full year 2022 to be approximately 28%, exclusive of any discrete items.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the beginning of the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”).

We will continue to evaluate and refine the steps we take as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Additional information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our second quarter 2022 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 16, 2022, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 3959973.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, Net Income to EBITDA and Adjusted EBITDA, and Net Income Attributable to GEO to AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein.

Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Note to Reconciliation Tables and Supplemental Disclosure – Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA, and AFFO are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2022, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on real estate assets, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented one-time employee restructuring expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, gain on the extinguishment of debt, pre-tax, one-time employee restructuring expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

AFFO is defined as net income attributable to GEO adjusted by adding depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, (gain)/loss on real estate assets, pre-tax, and by subtracting facility maintenance capital expenditures and other non-cash revenue and expenses. From time to time, AFFO is also adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain on the extinguishment of debt, pre-tax, one-time employee restructuring expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and Reentry Services facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measure of AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to AFFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because AFFO excludes depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs, and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

We believe the presentation of AFFO provides useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. AFFO provides disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year, third quarter, and fourth quarter of 2022, the Proposed Transactions to address GEO’s debt maturities, and GEO’s expected targets for net recourse debt reductions and net leverage decreases. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2022 given the various risks to which its business is exposed; (2) GEO’s ability to successfully consummate the Proposed Transactions within the anticipated timeline; (3)GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (4) GEO’s ability to identify and successfully complete any potential sales of additional company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (5) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (6) changes in federal immigration policy; (7) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (8) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (10) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (11) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Second quarter and first six months of 2022 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	June 30, 2022	December 31, 2021
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$587,861	$506,491
Restricted cash and cash equivalents	21,134	20,161
Accounts receivable, less allowance for doubtful accounts	371,851	365,573
Contract receivable, current portion	7,246	6,507
Prepaid expenses and other current assets	35,321	45,176

Total current assets	$1,023,413	$943,908
Restricted Cash and Investments	81,392	76,158
Property and Equipment, Net	2,007,636	2,037,845
Contract Receivable	344,151	367,071
Operating Lease Right-of-Use Assets, Net	105,972	112,187
Assets Held for Sale	2,570	7,877
Intangible Assets, Net (including goodwill)	910,181	921,349
Other Non-Current Assets	80,008	71,013

Total Assets	$4,555,323	$4,537,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$79,569	$64,073
Accrued payroll and related taxes	66,956	67,210
Accrued expenses and other current liabilities	196,916	200,712
Operating lease liabilities, current portion	28,125	28,279
Current portion of finance lease obligations, long-term debt, and non-recourse debt	17,639	18,568

Total current liabilities	$389,205	$378,842
Deferred Income Tax Liabilities	80,768	80,768
Other Non-Current Liabilities	77,936	87,073
Operating Lease Liabilities	83,522	89,917
Finance Lease Liabilities	1,632	1,977
Long-Term Debt	2,574,061	2,625,959
Non-Recourse Debt	278,367	297,856
Total Shareholders’ Equity	1,069,832	975,016

Total Liabilities and Shareholders’ Equity	$4,555,323	$4,537,408

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$588,177	$565,419	$1,139,362	$1,141,796
Operating expenses	411,791	405,009	796,952	833,160
Depreciation and amortization	32,016	33,306	67,954	67,423
General and administrative expenses	49,296	54,688	97,856	103,167

Operating income	95,074	72,416	176,600	138,046
Interest income	5,562	5,985	11,190	12,187
Interest expense	(33,225)	(32,053)	(64,846)	(63,897)
Gain on extinguishment of debt	—	1,654	—	4,693
Net gain/(loss) on dispositions of assets	3,680	(2,950)	3,053	10,379

Income before income taxes and equity in earnings of affiliates	71,091	45,052	125,997	101,408
Provision for income taxes	18,898	5,063	36,860	12,999
Equity in earnings of affiliates, net of income tax provision	1,480	1,942	2,715	4,007

Net income	53,673	41,931	91,852	92,416
Less: Net loss attributable to noncontrolling interests	54	28	94	88

Net income attributable to The GEO Group, Inc.	$53,727	$41,959	$91,946	$92,504

Weighted Average Common Shares Outstanding:
Basic	121,119	120,426	120,918	120,225
Diluted**	121,881	120,470	121,650	120,431
Net income per Common Share Attributable to The GEO Group, Inc. **:
Basic:
Net income per share — basic	$0.37	$0.29	$0.63	$0.71

Diluted:
Net income per share — diluted	$0.37	$0.29	$0.63	$0.70

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO AFFO*

(Unaudited)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$53,727	$41,959	$91,946	$92,504
Add (Subtract):
Depreciation and amortization	32,016	33,306	67,954	67,423
Facility maintenance capital expenditures	(4,277)	(2,900)	(9,005)	(5,567)
Stock based compensation expenses	3,556	4,023	9,869	11,426
Other non-cash revenue & expenses	—	(1,102)	—	(2,204)
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,907	1,903	3,755	3,586
(Gain)/Loss on real estate assets, pre-tax	(3,680)	2,950	(3,053)	(10,379)
Other Adjustments:
Add (Subtract):
Gain on extinguishment of debt, pre-tax	—	(1,654)	—	(4,693)
One-time employee restructuring expenses, pre-tax	—	7,459	—	7,459
Tax effect of adjustments to net income attributable to GEO **	926	(454)	768	3,939

Equals: AFFO	$84,175	$85,490	$162,234	$163,494

Weighted average common shares outstanding - Diluted	121,881	120,470	121,650	120,431
AFFO per Diluted Share	0.69	0.71	1.33	1.36

*	All figures in ‘000s, except per share data
**

Tax adjustments related to gain/loss on real estate assets, one-time employee restructuring expenses, and gain on extinguishment of debt. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for second quarter and year to date 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA, Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$53,673	$41,931	$91,852	$92,416
Add (Subtract):
Income tax provision **	19,061	5,354	37,136	13,630
Interest expense, net of interest income ***	27,663	24,414	53,656	47,017
Depreciation and amortization	32,016	33,306	67,954	67,423

EBITDA	$132,413	$105,005	$250,598	$220,486

Add (Subtract):
(Gain)/Loss on real estate assets, pre-tax	(3,680)	2,950	(3,053)	(10,379)
Net loss attributable to noncontrolling interests	54	28	94	88
Stock based compensation expenses, pre-tax	3,556	4,023	9,869	11,426
One-time employee restructuring expenses, pre-tax	—	7,459	—	7,459
Other non-cash revenue & expenses, pre-tax	—	(1,102)	—	(2,204)

Adjusted EBITDA	$132,343	$118,363	$257,508	$226,876

Net Income attributable to GEO	$53,727	$41,959	$91,946	$92,504
Add (Subtract):
(Gain)/Loss on real estate assets, pre-tax	(3,680)	2,950	(3,680)	(10,379)
(Gain) on extinguishment of debt, pre-tax	—	(1,654)	—	(4,693)
One-time employee restructuring expenses, pre-tax	—	7,459	—	7,459
Tax effect of adjustments to net income attributable to GEO (1)	926	(731)	926	3,384

Adjusted Net Income	$50,973	$49,983	$89,192	$88,275

Weighted average common shares outstanding—Diluted	121,881	120,470	121,650	120,431

Adjusted Net Income per Diluted share	0.42	0.41	0.73	0.73

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)

Tax adjustments related to gain on real estate assets, gain on extinguishment of debt, and one-time employee restructuring expenses. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for second quarter and year to date 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2022 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2022
Net Income Attributable to GEO	$158,000	to	$166,000
Depreciation and Amortization	136,000		136,000
Gain/Loss on Real Estate	(2,800)		(2,800)
Facility Maintenance Capex	(24,000)		(24,000)
Non-Cash Stock Based Compensation	16,500		16,500
Non-Cash Interest Expense	8,500		8,500

Adjusted Funds From Operations (AFFO)	$292,200	to	$300,200

Net Interest Expense	145,000		147,000
Non-Cash Interest Expense	(8,500)		(8,500)
Facility Maintenance Capex	24,000		24,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	62,300		67,300

Adjusted EBITDA	$515,000	to	$530,000

Net Income Attributable to GEO Per Diluted Share	$1.30	to	$1.36

Adjusted Net Income Per Diluted Share	$1.28		$1.34

AFFO Per Diluted Share	$2.40	to	$2.46

Weighted Average Common Shares Outstanding-Diluted	121,700	to	121,700
CAPEX
Growth	43,000	to	47,000

Technology	44,000	to	46,000

Facility Maintenance	24,000	to	24,000

Capital Expenditures	111,000	to	117,000

Total Debt, Net	$1,975,000		$2,000,000
Total Leverage, Net	3.78		3.83

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

- End -

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations